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                                                                       EXHIBIT 7


                              ASSUMPTION AGREEMENT


     THIS ASSUMPTION AGREEMENT (this "Agreement"), dated as of November 20, 1996, between MERIDIAN MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and ING (U.S.) CAPITAL CORPORATION, a Delaware corporation, previously known as INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as agent (the "Agent") for the Lenders (as defined below):

                              W I T N E S S E T H:

RECITALS.

     A. Pursuant to a Credit Agreement, dated as of April 15, 1996, as amended by that certain First Amendment to Credit Agreement, dated as of October 25, 1996, (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Brunswick Biomedical Corporation, a Massachusetts corporation ("Brunswick"), the various lenders (the "Lenders") as are, or may become, parties thereto and the Agent, the Lenders made the Bridge Loan to Brunswick;

     B. On the date hereof, Brunswick is being merged with and into the Company, with the Company as the surviving corporation (the "Merger");

     C. Under the terms of the Credit Agreement, upon consummation of the Merger, the Company is required to execute and deliver this Agreement; and

     D. The Company has duly authorized the execution, delivery, and performance of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the Company, and in order to induce the Lenders to make Loans to the Company pursuant to the Credit Agreement, the Company agrees with the Agent for the benefit of all Lenders as follows:

                                   Article 1.

                                  DEFINITIONS

     Section 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):


     "Agreement" is defined in the preamble.


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     "Brunswick" is defined in Recital A.

     "Company" is defined in the preamble.

     "Merger" is defined in Recital B.

     "Purchaser" is defined in the preamble.

     "Warrant Purchase Agreement" is defined in Recital A.

     Section 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Credit Agreement are used in this Agreement, and its preamble and recitals, with such meanings.

                                   Article 2.

                                   ASSUMPTION

     Section 2.1. Assumption. The Company hereby confirms, acknowledges, represents, warrants, covenants and agrees, for the benefit of the Lenders and the Agent, that immediately upon the effectiveness of the Merger, and without any further action by any Person:

           (a) The Company assumes (by operation of law and pursuant to this Agreement) each and every covenant, agreement, term, condition, obligation, appointment, duty and liability of Brunswick and, by virtue of the foregoing, accepts and assumes all liability of Brunswick related to any representation and warranty made by Brunswick or the Company under or in connection with the Credit Agreement or any such Loan Document and all such representations and warranties shall be deemed to have been confirmed and restated as of the effective time of the Merger; and

           (b) The Company shall be the "Borrower" referred to in the Credit Agreement and shall perform and observe all the covenants, agreements, terms, conditions, obligations, appointments, duties and liabilities of the "Borrower" under the Credit Agreement and each other Loan Document executed by Brunswick, all as if the Company was the direct, actual and original signatory thereto.


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                                   Article 3.

                                 MISCELLANEOUS

     Section 3.1. Warrant Document. This Agreement is a Warrant Document executed pursuant to the Warrant Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Warrant Purchase Agreement.

     Section 3.2. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of, and be enforceable by, the Purchaser and its successors and assigns.

     Section 3.3  GOVERNING LAW.

            (1) THIS AGREEMENT SHALL BE GOVERNED BY THOSE PROVISIONS OF THE CORPORATE CODE OF THE JURISDICTION IN WHICH THE COMPANY IS INCORPORATED AND ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF THE JURISDICTION IN WHICH THE COMPANY IS INCORPORATED WHICH ARE NECESSARILY APPLICABLE TO SECURITIES ISSUED BY A CORPORATION INCORPORATED IN SUCH JURISDICTION AND OTHERWISE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

            (2) THE COMPANY HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT, THE WARRANTS OR ANY OF THE
     OTHER WARRANT DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS ANY HOLDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, IT ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY THE REQUIRED HOLDERS IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST SUCH HOLDERS. THE COMPANY AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND EACH OF THE OTHER WARRANT DOCUMENTS


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AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT
BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.

         (3) The Company hereby irrevocably designates, appoints and empowers CT Corporation System whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the state of New York when and as legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent, or upon the earliest of any other date permitted by applicable law. The Company shall agrees to furnish the consent of CT Corporation System so to act to the Purchaser on or prior to the Merger Consummation Date. It is understood that a copy of said process served on such agent will be forwarded to the Company as soon as practicable, at its address set forth herein, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Company. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing and (ii) any earlier date permitted by applicable law. The Company agrees that it will at all times continuously maintain an agent to receive service of process in the state of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Purchaser thereof (and shall furnish to the Purchaser the consent of any successor agent so to act). Nothing in this Section 3.3 shall affect the right of the Purchaser to bring proceedings against the Company in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.







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     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officers on the day and year first above written.

                                             MERIDIAN MEDICAL TECHNOLOGIES,
                                              INC.

                                             By: /s/ James H. Miller
                                                -------------------------------
                                                James H. Miller
                                                President


ACKNOWLEDGED AND AGREED TO:

ING (U.S.) CAPTIAL CORPORATION, as Purchaser



By: /s/ Darren J. Wells
   --------------------------------
   Darren J. Wells
   Managing Partner